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                                                                    Exhibit 99.1
                                                                    ------------

                             JOINT FILING AGREEMENT
                             ----------------------


     In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the persons names below agree to the joint filing on behalf of each of them a Statement on Schedule 13D (including amendments thereto) with regard to the common stock of Novitron International, Inc., and further agree that this Joint Filing Agreement be included as an Exhibit to such joint filings. In evidence thereof, the undersigned, being duly authorized, hereby execute this agreement as of the 1st day of March, 2001.



Date:  March 1, 2001                        /s/ Randal J. Kirk
                                            ---------------------------------
                                            Randal J. Kirk



Date:  March 1, 2001                        RJK, L.L.C.


                                            By: /s/ Randal J. Kirk
                                                -----------------------------
                                                Randal J. Kirk
                                                Manager














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